UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JUNE 15, 2015

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

3209 Utah Ave S, Seattle, Washington 98134

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Equity Purchase Agreement with Tarpon Bay Partners, LLC

On June 15, 2015, Tierra Grande Resources, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  Under the terms of the Purchase Agreement, Tarpon will purchase, at the Company's election, up to $5,000,000 of the Company's registered common stock (the “Shares”).

During the term of the Purchase Agreement, the Company may at any time deliver a “put notice” to Tarpon thereby requiring Tarpon to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Tarpon shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 90% of the lowest Closing Price during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Tarpon shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Tarpon, would result in Tarpon owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Tarpon may not execute any short sales of the Company's common stock. Further, the Company has the right, but never the obligation to draw down.

The Purchase Agreement shall terminate (i) on the date on which Tarpon shall have purchased Shares pursuant to the Purchase Agreement for an aggregate Purchase Price of $5,000,000, or (ii) on the date occurring 24 months from the date on which the Purchase Agreement was executed and delivered by the Company and Tarpon.

Registration Rights Agreement with Tarpon Bay Partners, LLC

In addition, on June 15, 2015, the Company and Tarpon entered into a Registration Rights Agreement (the “Registration Agreement”). Under the terms of the Registration Agreement the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 120 days of June 15, 2015. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Tarpon may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Tarpon no longer owns any of the Shares.

Promissory Note

In addition, on June 15, 2015, as required by Section 2.1(b) of the Purchase Agreement, the Company issued a Promissory Note to Tarpon in the principal amount of $50,000 with an interest rate of 10% per annum, and a maturity date of December 31, 2015 (the “Note”). The Note does not have any registration rights.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, Rights Agreement, and Note, copies of which appear as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K and are incorporated by reference to this Item 1.01.

Item 2.03 – Creation of a Direct Financial Obligation

On June 15, 2015, the Company issued a Promissory Note to Tarpon as described above in Item 1.01.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.1 –	Equity Purchase Agreement between Tierra Grande Resources, Inc. and Tarpon Bay Partners, LLC entered into on June 15, 2015.
10.2 –	Registration Rights Agreement between Tierra Grande Resources, Inc. and Tarpon Bay Partners, LLC entered into on June 15, 2015.
10.3 –	Promissory Note for $50,000 issued to Tarpon Bay Partners, LLC on June 15, 2015 by Tierra Grande Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	TIERRA GRANDE RESOURCES, INC.

	By:	/s/Matthew Carona
Matthew Carona
CEO